Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB of Arbor EnTech Corporation (the “Company”) for the fiscal year ended April 30, 2004, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”), Harvey Houtkin, as Chairman and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                The Amended Report for the fiscal year ended April 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                The information in the Amended Report, and the information in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2004	/s/ Harvey Houtkin
Harvey Houtkin
Chief Executive Officer